ING PARTNERS, INC.

                      ARTICLES OF AMENDMENT


          ING PARTNERS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the ING DSI
Enhanced Index Portfolio as follows:

Old Name                                                New Name

ING DSI Enhanced Index Portfolio - Initial Class     ING Aeltus Enhanced Index Portfolio - Initial Class
ING DSI Enhanced Index Portfolio -Adviser Class      ING Aeltus Enhanced Index Portfolio - Adviser Class
ING DSI Enhanced Index Portfolio -Service Class      ING Aeltus Enhanced Index Portfolio - Service Class


          SECOND:   The foregoing amendment to the Charter was
duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on October 22, 2003.

          THIRD:    The foregoing amendment is limited to changes
expressly permitted by Section 2-605 of the Maryland General
Corporation Law to be made without action by stockholders.

          FOURTH:   The foregoing amendment shall be effective on
January 23, 2004.

     IN WITNESS WHEREOF, ING Partners, Inc. has caused these
Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 20th day of January, 2004.


                                        ING PARTNERS, INC.


                                        By:  /s/ Laurie M.
Tillinghast
                                            Laurie M. Tillinghast
                                            Vice President
WITNESS:

/s/ Megan L. Dunphy
Megan L. Dunphy
Assistant Secretary

                           CERTIFICATE


          THE UNDERSIGNED, President of ING PARTNERS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                        /s/ Laurie M. Tillinghast
                                        Laurie M. Tillinghast
                                        Vice President